UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 7, 2004

CELLCO PARTNERSHIP

(Exact Name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-92214	22-3372889

(Commission File Number)	(IRS Employer Identification No.)

180 Washington Valley Road Bedminster, NJ	07921

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 306-7000

Not applicable

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Inclusion of Mr. Strigl on Verizon Communications Inc.’s Payroll

Since 2000, Dennis F. Strigl has been President and Chief Executive Officer of Cellco Partnership d/b/a Verizon Wireless (the “Company”) and an Executive Vice President of Verizon Communications Inc. (“Verizon Communications”). As a result, certain of his benefits have been determined in accordance with the Company’s employee policies, and certain have been determined in accordance with Verizon Communications’ policies. Mr. Strigl has been named in the Company’s Annual Report on Form 10-K as the President and Chief Executive Officer since the Company began filing such reports in respect of the fiscal year ended 2002 and in Verizon Communications’ proxy statement as one of the named executive officers since Verizon Communications was formed in 2000.

On December 1, 2004, the Human Resources Committee of the Board of Directors of Verizon Communications determined that, in order to align Mr. Strigl’s benefits with those of the other executive officers of Verizon Communications, effective January 1, 2005, he will be paid by Verizon Communications and be removed from the Company’s payroll. In connection with such approval, on December 7, 2004, the Human Resources Committee of the Board of Representatives of the Company adopted a related written consent. As a result of these actions, as of January 1, 2005, Mr. Strigl will participate in Verizon Communications’ health, disability and pension plans, including the Verizon Management Pension Plan and the Verizon Savings Plan. He will no longer participate in the Verizon Wireless health, disability and pension plans, including the Verizon Wireless Savings and Retirement Plan.

The Verizon Management Pension Plan is a noncontributory, tax-qualified pension plan for salaried employees that provides for distribution of benefits in a lump sum or an annuity, at the participant’s election. All participant pension benefits under this plan are calculated using a cash balance formula that provides for pay credits equal to 4% to 7% (depending on age and service) of annual eligible pay up to the statutory limit on compensation, for each year of service following the conversion to cash balance.

The Verizon Savings Plan is a savings plan qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended, that permits participants to defer a portion of their eligible compensation and to receive matching contributions from Verizon Communications equal to 100% of the first 4% of eligible compensation deferred and 50% of the next 2% of eligible compensation deferred.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CELLCO PARTNERSHIP

Date:	December 7, 2004	By:	/s/ Steven E. Zipperstein

Steven E. Zipperstein
Vice President – Legal & External Affairs,
General Counsel and Secretary